Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 3 to the Registration Statement (Form S-2, No. 333-113963) and related Prospectus of V-ONE Corporation for the registration of 7,680,000 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 2002, with respect to the financial statements and schedule of V-ONE Corporation for the year ended December 31, 2001 included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

McLean, Virginia
January 5, 2005